Exhibit 11

Electronic Retailing Systems International, Inc.
Computation of Net Income Per Common Share

                   	  					            Three Months	  Nine Months
                                    	     Ended	       Ended
                                  September 30, 2000	September 30, 2000
                         	     ---------------------	-------------------

Net Income						$41,447,000		$49,139,000
							=========		=========

Weighted Average common shares outstanding		  21,291,845		  21,289,631
							=========		=========

Basic (loss) per common shares				           $1.95		           $2.31
							=========		=========


Calculation of weighted average shares outstanding
---------------------------------------------------------------

Shares issued and outstanding at December 31, 1999		   21,282,637		  21,282,637

Issuance of shares pursuant to stock option plan		            9,208		          6,994
							----------------		---------------

Weighted average common shares outstanding		   21,291,845		 21,289,631
							=========		========

